Exhibit 32.1

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not deemed to be filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the Annual Report on Form 10-K accompanying this statement.

The undersigned, the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of XM Satellite Radio Inc. (“Inc.”), each hereby certifies that, to his knowledge on the date hereof:

(a) the Form 10-K of Inc. for the fiscal year ended December 31, 2003 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Inc.

/s/ Hugh Panero

Hugh Panero President and Chief Executive Officer March 30, 2004

/s/ Joseph J. Euteneuer

Joseph J. Euteneuer Executive Vice President and Chief Financial Officer March 30, 2004

A signed original of this written statement required by Section 906 has been provided to Inc. and will be retained by Inc. and furnished to the Securities and Exchange Commission or its staff upon request.